UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 6, 2015, Post Holdings, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association, in its capacity as Administrative Agent and acting with the consent of the “Required Lenders,” and the “Required Lenders” and the “Guarantors” party thereto, to amend its Credit Agreement dated as of January 29, 2014, and amended as of May 1, 2014, among the Company, the institutions from time to time party thereto as Lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, as Syndication Agent, Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Bank USA, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Credit Agreement”). The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 3, 2014, and the First Amendment to Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 1, 2014.
The Second Amendment amended the Credit Agreement to, among other matters:

•
facilitate the financing of the Company’s previously announced acquisition of MOM Brands Company (“MOM Brands”), including by permitting an incremental term loan (the “New Term Loan”) under the Credit Agreement of up to $700 million (less the proceeds of any unsecured notes issued by the Company after the date of the Second Amendment and on or prior to the closing date of the MOM Brands acquisition) to finance a portion of the cash portion of the purchase price of MOM Brands and waiving or limiting certain conditions for the acquisition of MOM Brands to be a permitted acquisition under the Credit Agreement;

•
permit the Company to issue up to $450 million of unsecured notes to finance a portion of the cash portion of the purchase price of MOM Brands, the amount of which would reduce the amount of the New Term Loan;

•	with respect to the New Term Loan, waive the condition that the Company be in pro forma compliance with the financial covenants contained in the Credit Agreement;

•
permit future incremental loans under the Credit Agreement (in addition to the New Term Loan) in an amount not to exceed the greater of $700 million and the amount which would not cause the Company’s senior secured leverage ratio to exceed 2.50 to 1.00;

•	remove the limitation on the maximum dollar amount of dispositions of property which are permitted under the Credit Agreement;

•
change one of the conditions for incurring additional unsecured debt under the permitted unsecured debt “basket” provided in the Credit Agreement from requiring the Company to have a maximum pro forma leverage ratio of 5.75 to 1.00 to requiring the Company to have a minimum pro forma interest coverage ratio of 2.00 to 1.00;

•
at the Company’s option, permit pro forma calculations which are required under the Credit Agreement with respect to future acquisitions or investments to be performed at the time any definitive agreement with respect to any such future acquisition or investment is entered into rather than at the time consummated; and

•	increase the amount of debt permitted in connection with an accounts receivable sale.
The Credit Agreement, as amended, contains customary affirmative and negative covenants for agreements of this type, including delivery of financial and other information, compliance with laws, maintenance of property, existence, insurance and books and records, inspection rights, obligation to provide collateral and guarantees by new subsidiaries, limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, accounting changes, prepayments and amendments of indebtedness, dispositions of assets, acquisitions and other investments, transactions with affiliates, dividends and redemptions or repurchases of stock, capital expenditures, and granting liens on real property, and customary financial covenants including a maximum senior secured leverage ratio and a quarterly minimum interest coverage ratio.
The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or default under, certain other material indebtedness, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of $60.0 million (increasing to $75.0 million if the MOM Brands acquisition is completed) or attachments issued against a material part of the Company’s property, change in control, the invalidity of any loan document, the failure of the collateral documents to create a valid and perfected first priority lien and certain ERISA events. Upon the occurrence of an event of default, the maturity of the loans under the Credit Agreement may accelerated and the agent and lenders under the Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees for the Company’s obligations under the Credit Agreement.
The foregoing description of the Second Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Second Amendment, which is filed as Exhibit 10.1. The representations and warranties, if any, contained in the Second Amendment were made only for purposes of such agreement and as of the dates specified therein; were solely for the benefit of the parties thereto; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties, if any, or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of any representations and warranties may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of March 6, 2015, by and among Post Holdings, Inc., Wells Fargo Bank, National Association, in its capacity as Administrative Agent, and the Required Lenders and the Guarantors party thereto

5